Exhibit 21.1

UNITED BENEFITS & PENSION SERVICES

Subsidiaries of the Registrant

Name	State of Incorporation

Associated Third Party Administrators	California
(d/b/a ATPA, S F Administrators and SFA)

ATPA Information Technologies, LLC	Delaware
(f/k/a Trust Benefits On Line, LLC)